SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  JULY 14, 2005

DATE OF EARLIEST EVENT REPORTED:  JULY 13, 2005

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	84-1641415
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NUMBER)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY		11501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)		(ZIP CODE)

(516) 741-1352

(TELEPHONE REGISTRANT’S NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

File restated financials as a “Development Stage Company” since 1998

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02   NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On June 17, 2005, Officers of the Company determined that the Company should restate its previously issued consolidated balance sheets, statements of operations and statements of cash flows for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002, the three month period ended March 31, 2005, and each of the three quarters in the periods ending September 30, 2004, September 30, 2003 and September 30, 2002, and concluded that such previously issued financial statements should no longer be relied upon.

In order to address comments from the staff (the “Staff”) of the Securities and Exchange Commission (“SEC”) in connection with the Staff’s review of the Company’s periodic filings, the Officers concluded that the Company should make these necessary restatements.

The financial statements were changed in response to the comment from the SEC to file the Company’s financials as a “Development Stage Company” from the period beginning November 24, 1998 to December 31, 2004.

There were certain transactions that were entered into in fiscal years 2001 through 2004 that were accounted for improperly.  The transactions involved the beneficial conversion features accompanying the issuance of the convertible notes, as well as additional shares issued in connection with the convertible notes as discounts and inducements to convert.

In addition, there were a number of transactions involving the day to day operations of the Company that were accounted for improperly.  These included the recognition of deferred and accrued expenses, the recording of loans to and from the Company and the recording of the patent related costs and other capitalized expenses.

The Company has filed an amended Annual Report on Form 10-K for the year ended December 31, 2004 and will file amended Annual Reports on Form 10-K for the years ended December 31, 2003 and December 31, 2002 and amended Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, and each of the three quarters in the periods ending September 30, 2004, September 30, 2003 and September 30, 2002 with the SEC which will include the restated financial statements including related disclosures.

On June 17, 2005, the Company’s Officers discussed with Demetrius & Company, L.L.C., the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Registrant

/s/ Herbert Lindo
Herbert Lindo, President

Dated: July 13, 2005